Exhibit 99.1

2015 UBS MLP 1x1 Conference Park City, Utah January 13-14, 2015

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. © Copyright 2014 Buckeye Partners, L.P. 2

INVESTMENT HIGHLIGHTS Over 125 years of continuous operations, with a 27-year track record as a publicly traded MLP on the NYSE Paid cash distributions each quarter since formation in 1986 Lower cost of capital realized from elimination of GP IDRs; differentiation from many MLP peers Best practices initiative implemented in 2009 to change culture, business strategies and processes More commercially focused, increased employee empowerment, more accountability and increased incentive pay for success Primarily fee-based cash flows from our transportation, terminal throughput and storage activities Investment-grade credit rating with a conservative approach toward financing growth Increased geographic and product diversity, including access to international logistics opportunities, and significant near-term growth projects, resulting from recent acquisitions Growth capital investment opportunities across our asset platform, including crude oil diversification projects utilizing existing asset footprint, to generate exceptional financial returns for our unitholders © Copyright 2014 Buckeye Partners, L.P. 3 Linden hub BORCO jetties

ORGANIZATIONAL OVERVIEW

Three Business Operating Units



Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions

Domestic Pipelines & Terminals

One of the largest independent liquid petroleum products pipeline operators in the United States with pipelines located primarily in the Northeast and Midwest as well as liquid petroleum products terminals located throughout the United States

Global Marine Terminals

An integrated network of marine terminals located in the East Coast and Gulf Coast regions of the U.S. as well as in the Caribbean

Buckeye Services

Merchant Services

Markets liquid petroleum products in areas served by Domestic Pipelines & Terminals and Global Marine Terminals

Development & Logistics

Operates or maintains third-party pipelines and performs engineering and construction management services for third parties

Sale of Natural Gas Storage Business

Completed the sale for approximately $105 million as of December 31, 2014

LTM[(1)] Adjusted EBITDA


$502.8
$207.0
($10.8)
$19.6

Market and Financial Highlights

Market Data[(2)]	
Unit Price	$72.92
Market Capitalization	$9.3 billion
Yield	6.2%
Financial Data[(1)]	
Adjusted EBITDA	$718.6 million
Distribution per Unit (Annualized)	$4.50
Distribution Coverage Ratio	0.92x
Leverage Ratio	4.52x

BUCKEYE PARTNERS, L.P.

(1) LTM through September 30, 2014. See Non-GAAP Reconciliations.
(2) As of January 8, 2015

© Copyright 2014 Buckeye Partners, L.P.

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PIPELINE AND TERMINAL SYSTEM MAP © Copyright 2014 Buckeye Partners, L.P. 5

DOMESTIC PIPELINES & TERMINALS OVERVIEW ~6,000 miles of pipeline with ~110 delivery locations More than 115 liquid petroleum product terminals ~55 million barrels of liquid petroleum product storage capacity Stable fee-based cash flows derived from throughput volumes, tariffs and terminalling and storage fees © Copyright 2014 Buckeye Partners, L.P. 6 Pipeline Throughput Volumes (bpd in thousands) Terminal Throughput Volumes (bpd in thousands) Refined petroleum storage tanks at our Macungie terminal in Pennsylvania LTM through September 30, 2014. 1,309.2 1,316.4 1,358.1 1,385.6 1,426.4 1,430.8 2009 2010 2011 2012 2013 LTM (1) 485.4 586.5 756.0 916.7 975.1 1,100.9  2009 2010 2011 2012 2013 LTM (1)

GLOBAL MARINE TERMINALS OVERVIEW



Buckeye's network of marine terminals enables it to facilitate global flows of liquid petroleum products and offer customers connectivity to some of the worlds most important bulk storage and blending hubs

CARIBBEAN
BORCO, St. Lucia and Yabucoa

- ~41 million barrels of liquid petroleum product storage capacity
- Deep-water access and the ability to berth ULCCs and VLCCs in The Bahamas and St. Lucia
- Take or pay contracts along with capabilities for ancillary services such as berthing, blending, bunkering and transshipping

NEW YORK HARBOR
Perth Amboy, Port Reading and Raritan Bay

- ~16 million barrels of liquid petroleum products storage capacity
- Deep-water ports
- Expanded Colonial pipeline and Buckeye 6-mile interconnect pipeline to Buckeye Linden hub now in service
- Ship, barge, truck, rail and pipeline transportation capabilities

SOUTH TEXAS
Corpus Christi & Eagle Ford

- ~1.7 million barrels of crude, condensate and naphtha storage currently in service
- Splitter and additional storage construction underway
- Three crude oil gathering stations in the Eagle Ford (one operational, two under development)
- Deep water docks
- Rail unloading facility

LTM(1) Leased Capacity



28%
39%
33%
Fuel Oil
Crude Oil
Refined Products

LTM(1) Revenue



76%
7%
17%
Storage (take or pay)
Berthing
Other Ancillary

BUCKEYE PARTNERS, L.P.

(1) LTM through September 30, 2014. See Non-GAAP Reconciliations.

© Copyright 2014 Buckeye Partners, L.P.

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BUCKEYE SERVICES OVERVIEW Merchant Services Provides valuable market insight and transparency to our logistics businesses Focuses on providing incremental product flow through Buckeye’s core assets Captures optionality in underutilized assets through limited and well-understood strategies with appropriate amount of risk Contributed approximately $32 million in revenues to Buckeye’s logistics businesses during last twelve months Recent developments: New leadership is working to rationalize the size and scope of the business model Focus on optimizing utilization where commodity risks can be efficiently and effectively limited © Copyright 2014 Buckeye Partners, L.P. 8 Development & Logistics Operates or maintains third-party pipelines under agreements with major oil and gas, petrochemical and chemical companies Performs engineering and construction management services for third parties Potential for further growth: Recent project wins provide footprint in important shale plays Operating Eagle Ford crude oil gathering pipeline Operating Permian-based pipeline system Exploring opportunities in NGL logistics Evaluating expanding our crude oil services to customers Potential repurposing projects Merchant Services Development & Logistics

CRUDE OIL DIVERSIFICATION



Buckeye is successfully leveraging its assets to provide crude oil logistics solutions to producers and refiners wherever possible

Perth Amboy
- Crude by rail capability completed Q3 2014
- Outbound transportation options include ship, barge and rail

Chicago Complex (CCX)
- Long-term storage and throughput agreement with construction of 1.1 million barrels of crude oil storage placed in service Q3 2014
- Long-term crude oil storage, throughput and rail loading services agreement; rail operations began in Q4 2013

Albany
- Multi-year contract providing crude oil services, including offloading unit trains, storage and throughput; rail operations began in Q4 2012
- Albany terminal has two ship docks on the Hudson River, allowing transport of crude oil directly to customer's facility

BORCO
- ~9 million barrels of crude oil storage; includes expansion of 1.2 million barrels in Q3 2013
- Project to upgrade storage capabilities to allow additional handling of heavy crude nearing completion

St. Lucia
- ~9 million barrels of crude oil storage

Corpus Christi
- When initial expansion is complete, ~2.5 million barrels of crude condensate storage expected to be available at marine terminal



Perth Amboy

BUCKEYE PARTNERS, L.P.

© Copyright 2014 Buckeye Partners, L.P.

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Transaction Overview Buckeye acquired 80% of the interests of a newly formed company, Buckeye Texas Partners (“BTP”), with Trafigura AG, a global leader in international commodities trading and logistics, in September 2014 for $860 million The assets of BTP will include a vertically integrated system of midstream assets strategically located in Corpus Christi, Texas and the Eagle Ford Shale Deep water, high volume marine petroleum products terminal Condensate splitter and LPG storage complex Eagle Ford crude/condensate gathering facilities All assets are fully supported by 7-10 year minimum volume commitments and storage contracts with Trafigura Significant opportunity for additional infrastructure build-out to support expected growth in the Eagle Ford and Corpus Christi markets Buckeye is the operator of the assets © Copyright 2014 Buckeye Partners, L.P. 10 Texas Hub – Corpus Christi, TX Financial Benefits 100% fee-based take-or-pay cash flows Revenues are fully contracted for 7 to 10 year terms Acquisition Adjusted EBITDA investment multiple forecast to be approximately 8.5x in 2016 Highly accretive to distributable cash flow per unit; forecast to be approximately 8% in 2016 Positions Buckeye for acceleration of distribution growth BUCKEYE TEXAS PARTNERS ACQUISITION OVERVIEW

STRATEGIC RATIONALE AND ASSET OVERVIEW © Copyright 2014 Buckeye Partners, L.P. 11 Unique opportunity to acquire a midstream platform in the Gulf Coast with long-term committed revenues and significant opportunities for further growth Strategic Rationale Allows Buckeye to enter a strategic North American shale play, the Eagle Ford, and capitalize on growing production trends and strong macroeconomic fundamentals Potential for significant future growth through strategic partnership with Trafigura to support current and potential future growth capital projects with incremental long-term revenue commitments Allows Buckeye to operate in four North American energy hubs – Chicago, New York Harbor, the Caribbean and the Gulf Coast Enhanced scale, diversification, and growth for Buckeye as well as offering new opportunities to work with Trafigura to leverage Buckeye’s existing terminal assets to connect different product flows Asset Overview (1) Buckeye Texas Hub (“Texas Hub”) Deep water, high volume marine petroleum products export terminal 2.3 MMbbls of crude, condensate and naphtha storage Buckeye Texas Processing (“Texas Processing”) Condensate splitter with 1.8 MMbbls associated storage capacity 1.1 MMbbls of refrigerated/pressurized LPG storage capacity 0.3 MMbbls of additional condensate storage capacity Buckeye Field Services (“BFS”) Three crude oil and condensate gathering facilities in the Eagle Ford with associated storage and pipeline connectivity Upon completion of existing growth capital projects. Mexico Eagle Ford Shale Corpus Christi Houston Port Arthur Texas Hub/Processing Sweeny Galena Park Channelview Beaumont, TX Field Services

SYSTEM COMPLETION © Copyright 2014 Buckeye Partners, L.P. 12 Future Cumulative Capital Spend (1)(2) ($ in millions) Texas Processing Tank Construction – Corpus Christi, Texas Existing Assets Today Texas Hub 0.9 MMbbls storage capacity (naphtha, crude) Deep-water docks capable of berthing three vessels and two barges simultaneously 20 LACT units and rail unloading Texas Processing 0.6 MMbbls storage capacity (condensate) 6 LACT units Buckeye Field Services Gardendale storage and LACT units Additional Assets Currently Under Construction Texas Hub Additional 1.4 MMbbls condensate storage expected to be in-service Q1 2016, growing total capacity to 2.3 MMbbls Texas Processing 2 x 25 Mbpd splitter; expected to be operational mid-2015 2.7 MMbbls additional storage capacity; expected to be placed in service by mid-2015, growing total capacity to 3.3 MMbbls Buckeye Field Services McMullen LACT units placed in-service in Q4 2014; George West storage and LACT units expected to be operational Q1 2015 Significant assets are in-service today with projected ~$240 – $270 million(1) of additional capital spend to complete the expansion of the assets and system integration 100% basis for BTP. Graph illustrates midpoint, $255 million, of projected capital spend. $- $50 $100 $150 $200 $250 $300 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16

HESS TERMINALS ACQUISITION



Unique opportunity to acquire a collection of terminals that are highly complementary with Buckeye's existing operations and enhances Buckeye's vision of creating a world-class, integrated terminal network

Assets Overview

- Buckeye purchased 20 terminals from Hess in December 2013
  - St. Lucia, Port Reading and Raritan Bay terminals are included in our Global Marine Terminals segment
  - The remaining 17 terminals, which are located primarily in metropolitan locations along the U.S. East Coast are included in our Pipelines & Terminals segment
- ~39 million barrels of liquid petroleum products storage capacity
- East Coast terminals benefit from Colonial and Buckeye pipeline connectivity
- Access to deep-water ports

Commercial Opportunities

- Long term storage contract at Port Reading signed in Q3 2014
- Raritan Bay terminal selected by DOE to serve as part of a strategic gasoline reserve for New York Harbor
- Attractive anchor tenant with four-year storage and throughput contracts with minimum revenue commitment
- Enhances Buckeye's position in the Mid-Atlantic, while also providing further penetration into the Southeastern markets
- Creates ability to potentially capture meaningful synergies for product movements between BORCO and the East Coast

Growth Opportunities

- Potential for future growth through tank conversion opportunities, blending activities, rail opportunities, and other expansion projects

These assets continue to exceed performance expectations



Bayonne



St. Lucia

BUCKEYE PARTNERS, L.P.

© Copyright 2014 Buckeye Partners, L.P.

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KEY INITIATIVES:
Growth Capital Projects



DOMESTIC PIPELINES & TERMINALS PROJECTS

Chicago Complex

Hartsdale Crude Tanks and Pipeline

- 1.1 million barrels of crude oil storage along with pipelines connections; completed in Q3 2014

Hartsdale/Hammond Crude Tank, Pipeline and Rail Capabilities

- Completed and placed in service late Q4 2013. Rail continued to ramp up during 2014

Butane Blending

- Blending capabilities being added for numerous terminal facilities across our domestic system and our global marine assets

Debottlenecking

- Various initiatives to increase throughput and efficiency across our domestic system

POTENTIAL FUTURE GROWTH PROJECTS

Domestic Pipelines & Terminals

- Pipeline extensions
- Pipeline capacity expansion
- Crude oil pipeline
- NGL caverns
- Butane blending
- Minor pipeline connections/extensions/modifications
- Debottlenecking initiatives

GLOBAL MARINE TERMINALS PROJECTS

Perth Amboy

Rail Capability

- Rail services to allow handling of crude oil; completed in Q3 2014

High-Speed Pipeline

- 6-mile high-capacity pipeline connection between Perth Amboy and our Linden hub; completed in Q2 2014

Storage

- 1.1 million barrels of gasoline storage placed in service in conjunction with commissioning of the pipeline

Texas Partners - Corpus Christi

Splitter

- Expected to be operational mid-2015

Storage

- 2.4 million barrels of additional storage expected to be operational through mid-2015

POTENTIAL FUTURE GROWTH PROJECTS

Currently identified potential growth opportunities at Buckeye Texas Partners in excess of $500 million

- Unit train transloading
- Dock expansions
- Additional pipeline connections
- Additional splitter capacity

BUCKEYE PARTNERS, L.P.
© Copyright 2014 Buckeye Partners, L.P
Confidential
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FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE 16 Adjusted EBITDA (in millions)(1)(2) Cash Distributions per Unit – Declared Cash Distribution Coverage Ratio(1)(2)(3) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013. 2010 to 2012 Adjusted EBITDA amounts include the Natural Gas Storage business, which was previously reported as part of our continuing operations. See Non-GAAP Reconciliations Distributable cash flow divided by cash distributions declared for the respective periods Long-term debt less cash and cash equivalents divided by Adjusted EBITDA (adjusted for pro forma impacts of acquisitions); calculation as per BPL Credit Facility Leverage Ratio(4) © Copyright 2014 Buckeye Partners, L.P. $382.6 $487.9 $559.5 $648.8 $718.6 2012 2011 2010 2013 LTM 1.03x 0.91x 1.04x 0.99x 0.92x 2012 2011 2010 2013 LTM $3.875 $4.075 $4.150 $4.275 $4.425 2012 2010 2013 LTM 2011 3.89x 4.55x 4.74x 4.20x 4.52x 2012 2011 2010 2013 LTM

INVESTMENT SUMMARY Proven 27-year track record as a publicly traded partnership through varying economic and commodity price cycles Stable fee-based cash flows derived from throughput volumes, tariffs and terminalling and storage fees Management continues to drive operational excellence through our best practices initiative Both geographic and product diversity achieved through recent acquisitions and growth capital projects Joint venture with Trafigura in South Texas Hess terminal acquisition Perth Amboy terminal acquisition BORCO Chicago Complex Buckeye is well-positioned to deliver long-term value to unitholders © Copyright 2014 Buckeye Partners, L.P. 17 Storage tank BORCO tank farm

NON-GAAP RECONCILIATIONS

NON-GAAP FINANCIAL MEASURES Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations. This presentation references forward-looking estimates of Adjusted EBITDA investment multiples projected, as well as the accretion to distributable cash flow per unit, to be generated by the investment in Buckeye Texas Partners. A reconciliation of estimated Adjusted EBITDA or distributable cash flow to GAAP net income is not provided because GAAP net income generated by the investment for the applicable periods is not accessible. Buckeye has not yet completed the necessary valuation of the various assets to be acquired, a determination of the useful lives of these assets for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the operations of the partnership with Trafigura without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the 80 percent interest in the partnership with Trafigura is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA and distributable cash flow. © Copyright 2014 Buckeye Partners, L.P. 19

NON-GAAP RECONCILIATIONS
In millions, except coverage ratio



	2010	2011	2012	2013	LTM[3]
Adjusted EBITDA from continuing operations[1][2]:					
Pipelines & Terminals	$346.4	$361.0	$409.5	$471.1	$502.8
Global Marine Terminals	(4.7)	113.0	128.6	149.7	207.0
Merchant Services	5.9	1.8	1.1	12.6	(10.8)
Development and Logistics	5.2	7.9	13.2	15.4	19.6
Natural Gas Storage	29.8	4.2	7.1	-	-
Adjusted EBITDA from continuing operations	$382.6	$487.9	$559.5	$648.8	$718.6
Reconciliation of Income from continuing operations to Adjusted EBITDA and Distributable Cash Flow[1]:					
Income from continuing operations	$201.0	$114.7	$230.5	$351.6	$357.9
Less: Net income attributable to non-controlling interests	(157.9)	(6.2)	(4.1)	(4.2)	(3.6)
Income from continuing operations attributable to Buckeye Partners, L.P.	43.1	108.5	226.4	347.4	354.3
Add: Interest and debt expense	89.2	119.6	115.0	130.9	163.2
Net income attributable to noncontrolling interests affected by merger[4]	157.5	-	-	-	-
Income tax expense (benefit)	(1.0)	(0.2)	(0.7)	1.1	0.9
Depreciation and amortization	59.6	119.5	146.4	147.6	169.3
Deferred lease expense	4.2	4.1	3.9	-	-
Non-cash unit-based compensation expense	8.9	9.1	19.5	21.0	22.2
Asset impairment expense	-	-	60.0	-	-
Equity plan modification expense	21.1	-	-	-	-
Goodwill impairment expense	-	169.6	-	-	-
Hess acquisition and transition expense	-	-	-	11.8	19.8
Less: Amortization of unfavorable storage contracts	-	(7.6)	(11.0)	(11.0)	(11.1)
Gain on sale of equity investment	-	(34.7)	-	-	-
Adjusted EBITDA from continuing operations	$382.6	$487.9	$559.5	$648.8	$718.6
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(84.8)	(111.9)	(111.5)	(122.4)	(150.2)
Income tax expense, excluding non-cash taxes	-	-	(1.1)	(0.7)	(0.5)
Maintenance capital expenditures	(31.2)	(57.5)	(54.4)	(71.5)	(83.5)
Distributable cash flow from continuing operations	$266.6	$318.5	$392.5	$454.2	$484.4
Distributions for coverage ratio[5]	$259.3	$351.2	$376.2	$456.5	$525.6
Coverage Ratio	**1.03x**	**0.91x**	**1.04x**	**0.99x**	**0.92x**

(1) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013. 2010 to 2012 Adjusted EBITDA amounts include the Natural Gas Storage business, which was previously reported as part of our continuing operations.
(2) Adjusted Segment EBITDA reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013.
(3) LTM through September 30, 2014
(4) On November 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(5) Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period.

BUCKEYE PARTNERS, L.P.
© Copyright 2014 Buckeye Partners, L.P.
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